Exhibit 10.4

SAMPLE FORM EQUITY AWARD AGREEMENT

SL GREEN REALTY CORP.

2005 STOCK OPTION AND INCENTIVE PLAN

EQUITY AWARD AGREEMENT

AGREEMENT by and between SL Green Realty Corp., a Maryland corporation (the “Company”) and                   (the “Grantee”), dated as of the    day of          , 200   .

WHEREAS, the Company maintains the SL Green Realty Corp. 2005 Stock Option and Incentive Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an employee of the Company; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant an equity interest in           , a subsidiary of the Company (the “Subsidiary”) to the Grantee, subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.                                       Grant of Subsidiary Equity Interest.

The Company hereby grants the Grantee           Units of             (“Units”).  The Units are subject to the following terms and conditions and subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.                                       Restrictions and Conditions.

The Units shall be subject to the following restrictions and conditions:

(i)                                     The period of restriction with respect to the Units (the “Restriction Period”) shall begin on the date hereof and shall end on the    anniversary (the “Vesting Date”) [if and as employment with the Company continues].  [Subject to the provisions of this Agreement, during the Restriction Period, except as may otherwise be permitted by the [Committee] [Company] (after consideration of, among other things, any applicable securities and tax considerations) in connection with the Grantee’s trust or estate planning, the Grantee shall not be permitted voluntarily or involuntarily to assign, transfer, or otherwise encumber or dispose of Units awarded hereunder.]

(ii)                                  [Except as provided in the foregoing clause (i), the Grantee shall have, in respect of the Units, all of the rights of a unitholder of the Subsidiary[, including the right to vote the underlying Units].  [The Grantee shall be entitled to receive any [cash [distributions] on any Units (whether or not then subject to restrictions) which have not been forfeited].  [Certificates for Units (not subject to restrictions) shall be delivered to the Grantee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of the Units.]

[(iii)                           [Except as may be provided in accordance with clause (i) above, upon] [Upon ] the termination of the Grantee’s employment with the Company and its Affiliates for any reason by the Company and its Affiliates or by the Grantee during the Restriction Period, all Units still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.]

[(iv)                          Upon the Vesting Date, the Company shall pay the Grantee an additional cash amount, intended to serve generally as a tax gross-up, equal to   % of the value of the shares then included in the Grantee’s taxable income.]

3.                                       Miscellaneous.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)                                 The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and take any other actions and make any other determinations that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof.  In the event of any dispute or disagreement as to the interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c)                                  All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d)                                 The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(f)                                    The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(g)                                 Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates and its stockholders to terminate the Grantee’s employment or other service at any time.

(h)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto[; provided, however, that, in the event of any inconsistencies between this Agreement and the Employment Agreement, the Employment Agreement shall control].

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

SL GREEN REALTY CORP.

By:

Name:
Title:

[GRANTEE]